EXHIBIT E

FORMS OF LETTERS FROM THE COMPANY TO MEMBERS IN CONNECTION WITH
ACCEPTANCE OF OFFERS OF TENDER

THE FOLLOWING LETTERS ARE BEING SENT TO MEMBERS IF THEY TENDERED
ALL OF THEIR SHARES OF THE COMPANY PURSUANT TO THEIR NOTICE OF
INTENT TO TENDER.

September 26, 2011

Dear Member:

Cadogan Opportunistic Alternatives Fund, LLC (the “Company”) has received and accepted for purchase your tender of all of your Shares of the Company pursuant to your Notice of Intent to Tender.

Because you have tendered and the Company has purchased your entire investment in the Company, you have been issued a note (the “Note”) entitling you to receive payment in an amount equal to the unaudited net asset value of your Shares as of December 30, 2011, in accordance with the terms of the tender offer.  The Note has been deposited in the account designated by you in your Notice of Intent to Tender.  Any cash payment in settlement of the Note will be wire transferred to that account no later than January 27, 2012, unless the valuation date of such Shares has changed, or the Company has requested a withdrawal of its capital from the portfolio funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal).

Should you have any questions (or wish to request a copy of your Note), please feel free to contact U.S. Bancorp Fund Services, LLC, the Company’s agent for this purpose, at (414) 287-3744.

                Sincerely,

                Cadogan Opportunistic Alternatives Fund, LLC

[January 27, 2012]

Dear Member:

Enclosed is a statement showing our purchase of all of your Shares of Cadogan Opportunistic Alternatives Fund, LLC (the “Company”) pursuant to your Notice of Intent to Tender.

Because you have tendered and the Company has purchased your entire investment in the Company, you have been paid an amount equal to the unaudited net asset value of your Shares as of December 30, 2011 in accordance with the terms of the tender offer.  A cash payment in this amount has been wire transferred to the account designated by you in your Notice of Intent to Tender.  This is in full settlement of the Note previously issued to that account in respect of your tender.

Should you have any questions (or wish to request a copy of your canceled Note), please feel free to contact U.S. Bancorp Fund Services, LLC, the Company’s agent for this purpose, at (414) 287-3744.

                Sincerely,

                Cadogan Opportunistic Alternatives Fund, LLC

Enclosure

THE FOLLOWING LETTERS ARE BEING SENT TO MEMBERS IF THEY TENDERED A
PORTION OF THEIR SHARES OF THE COMPANY SPECIFIED IN THEIR NOTICE OF
INTENT TO TENDER.

                   [October 25, 2011]

Dear Member:

Cadogan Opportunistic Alternatives Fund, LLC (the “Company”) has received and accepted for purchase your tender of a portion of your Shares of the Company pursuant to your Notice of Intent to Tender.

Because you have tendered and the Company has purchased a portion of your investment in the Company, you have been issued a note (the “Note”).  The Note entitles you to receive payment in an amount equal to the purchase price of your Shares accepted for purchase.  In accordance with the terms of the tender offer, such purchase price is expected to be based on the unaudited net asset value of the Company as of December 30, 2011.  The Note has been deposited in the account designated by you in your Notice of Intent to Tender.  Any cash payment in settlement of the Note will be wire transferred to that account no later than January 27, 2012, unless the valuation date has changed, or the Company has requested a withdrawal of its capital from the portfolio funds in which it invests (and has not yet received at least 90% of the proceeds of such withdrawal), and provided that your account retains the required minimum investment balance, all in accordance with the terms of the tender offer.  You remain a Member of the Company with respect to the portion of your Shares that you did not tender.

Should you have any questions (or wish to request a copy of your Note), please feel free to contact U.S. Bancorp Fund Services, LLC, the Company’s agent for this purpose, at (414) 287-3744.

                Sincerely,

                Cadogan Opportunistic Alternatives Fund, LLC

                 [January 27, 2012]

Dear Member:

Enclosed is a statement showing our purchase of a portion of your Shares of Cadogan Opportunistic Alternatives Fund, LLC (the “Company”) pursuant to your Notice of Intent to Tender.

Because you have tendered and the Company has purchased a portion of your investment in the Company, you have been paid an amount equal to the value of the purchased Shares based on the unaudited net asset value of the Shares as of December 30, 2011 in accordance with the terms of the tender offer.  A cash payment in this amount has been wire transferred to the account designated by you in your Notice of Intent to Tender.  This is in full settlement of the promissory note previously issued to that account in respect of your tender.

You remain a Member of the Company with respect to the portion of your Shares that you did not tender.

Should you have any questions (or wish to request a copy of your canceled Note), please feel free to contact U.S. Bancorp Fund Services, LLC, the Company’s agent for this purpose, at (414) 287-3744.

                Sincerely,

                Cadogan Opportunistic Alternatives Fund, LLC

Enclosure